UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 31, 2021

Emerald Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadway, 14th Floor New York, New York	100005
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement
On December 31, 2021 (the “Closing Date”), Emerald X, LLC (“Emerald”), a wholly owned subsidiary of Emerald Holding, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Anne Holland Ventures Inc., a Rhode Island corporation (“AHV” or the “Seller”), and solely for limited purposes thereof, Cassandra Farrington and Anne Hills Holland (the “Principals”), pursuant to which Emerald purchased substantially all of the assets of AHV related to or associated with the business known and operated as MJBiz, including the annual tradeshow MJBizCon and all other events, publications and content offerings of the business. Emerald used cash available on its balance sheet to fund the aggregate base purchase price of $120,000,000, subject to further adjustment for net working capital, certain retention bonus payments and transaction expenses. Under the Asset Purchase Agreement, Emerald has agreed to pay an additional amount, based on the performance of the acquired business, as earn-out consideration (the "Contingent Payment") in March 2023.
The Contingent Payment, if any, will be an amount equal to: (i)  the EBITDA growth of the acquired business (calculated as an amount equal to the Average MJBiz EBITDA (as defined in the Asset Purchase Agreement) minus $13,000,000) mulitiplied by (ii) 9.3.
The Asset Purchase Agreement contains customary representations, warranties, and indemnification provisions. Certain of the representations and warranties of the parties contained in the Asset Purchase Agreement will survive until the twenty-four month anniversary of the Closing Date. The Seller’s liability for breach of the representations and warranties in the Asset Purchase Agreement is partially secured by a $12,000,000 escrow for twelve months following the Closing Date as well as a right of offset against the Contingent Payment. In addition, the parties have agreed to indemnifications that are customary for transactions of this nature. The Principals have agreed to non-compete, non-solicitation, non-hire and non-disparagement provisions for a period of five years from the Closing Date.
The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 7.01	Regulation FD Disclosure.
A copy of the press release announcing the Company’s execution of the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information disclosed pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Cautionary Note Regarding Forward Looking Statements
The information disclosed in this Current Report on Form 8-K includes certain forward-looking statements regarding the future performance of the acquired business. These statements are based on management’s current expectations which, although believed to be reasonable, are inherently uncertain. These statements involve risks and uncertainties including, but not limited to, Emerald’s ability to successfully integrate the acquired business’s operations; the expected levels of the acquired business’s revenue and profitability growth; and economic, competitive, governmental and regulatory factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The Company will file the financial information required to be filed by this Item 9.01(b) not later than seventy-one (71) calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.
Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated December 31, 2021, by and among Emerald X, LLC, Anne Holland Ventures Inc. and solely for limited purposes thereof, Cassandra Farrington and Anne Hills Holland.
99.1	Press Release of the Company, issued January 4, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
*Exhibits and schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibit or schedule so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2022		EMERALD HOLDING, INC.

	By:	/s/ David Doft
David Doft
Chief Financial Officer